Exhibit 4.32

Contract Register No. 201908052

NetDoc ID 3465-1470-4397

CLAYTON UTZ

Amendment deed - Share sale

agreement

CPH Crown Holdings Pty Limited ACN 603 296 804

Seller

Melco Resorts & Entertainment Limited

Buyer

Clayton Utz

Lawyers

Level 15 1 Bligh Street

Sydney NSW 2000

GPO Box 9806

Sydney NSW 2001

Tel	+61 2 9353 4000

Fax	+61 2 8220 6700

www.claytonutz.com

Our reference 13515/20368/80206482

CLAYTON UTZ

Contents

1.	Definitions and interpretation		1

	1.1	Definitions	1
	1.2	Interpretations	1

2.	Amendment		1

3.	Validity, rights and obligations		1

	3.1	Affect	1
	3.2	Confirmation	2
	3.3	Acknowledgement	2

4.	General		2

	4.1	Operating provisions	2
	4.2	Counterparts	2
	4.3	Costs	2
	4.4	Further Acts	2
	4.5	Severance	2
	4.6	No representation or reliance	2

Schedule 1 Amended Share Sale Agreement			5

Amendment deed - Share sale agreement

CLAYTON UTZ

Amendment deed - Share sale agreement

Date	28 August 2019

Parties	CPH Crown Holdings Pty Limited ACN 603 296 804 of ‘Liberty Place’, Level 39, 161 Castlereagh Street Sydney NSW 2000 (Seller)

Melco Resorts & Entertainment Limited of c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands (Buyer)

Background

A.	The Buyer and the Seller wish to amend the Share Sale Agreement to incorporate amendments to the terms and conditions of Second Tranche Completion.

B.	The Buyer and the Seller have agreed to amend the Share Sale Agreement on the terms and conditions set out in this deed.

Operative provisions

1.	Definitions and interpretation

1.1	Definitions

In this deed:

Amended Share Sale Agreement means the amended version of the Share Sale Agreement set out in Schedule 1.

Share Sale Agreement means the share sale agreement between the Buyer and the Seller dated 30 May 2019.

1.2	Interpretations

Capitalised terms not otherwise defined in this deed have the meaning given to them in the Amended Share Sale Agreement.

2.	Amendment

The parties agree that, on and from the date of this deed, the Share Sale Agreement is amended in the manner set out in Schedule 1.

3.	Validity, rights and obligations

3.1	Affect

(a)	The amendment of the Share Sale Agreement does not affect its validity or enforceability as amended.

(b)	Except as provided in the Amended Share Sale Agreement, nothing in this deed:

(i)	prejudices or adversely affects any right, power, authority, discretion or remedy arising under the Share Sale Agreement before the date of this deed; or

(ii)	discharges, releases or otherwise affects any other liability or obligation arising under the Share Sale Agreement before the date of this deed.

(c)	Except as expressly amended by this deed, no changes to the Share Sale Agreement are to be inferred or implied, and in all other respects the Share Sale Agreement remains in full force and effect.

Amendment deed - Share sale agreement

CLAYTON UTZ

3.2	Confirmation

Each party is bound by the Share Sale Agreement as amended by the Amended Share Sale Agreement.

3.3	Acknowledgement

Each party acknowledges that this deed is issued in accordance with the Share Sale Agreement.

4.	General

4.1	Operating provisions

Clauses 1.2 (Interpretation), 7 (Confidentiality), 9 (Notices), 10 (Entire agreement) and 12 (Governing law and jurisdiction) of the Amended Share Sale Agreement apply to this deed as if set out in full in this deed.

4.2	Counterparts

This deed may be executed in any number of counterparts and by the parties on separate counterparts. Each counterpart constitutes an original of this deed, and all together constitute one deed.

4.3	Costs

Except as otherwise provided in this deed, each party must pay its own costs and expenses in connection with negotiating, preparing, executing and performing this deed and the Amended Share Sale Agreement.

4.4	Further Acts

Each party must promptly do all further acts and execute and deliver all further documents (in form and content reasonably satisfactory to that party) required by law or reasonably requested by another party to give effect to this deed and the Amended Share Sale Agreement.

4.5	Severance

If at any time any provision of this deed is held or found to be void, invalid or otherwise unenforceable (whether in respect of a particular party or generally), it will be deemed to be severed to the extent that it is void or to the extent of violability, invalidity or unenforceability, but the remainder of that provision will remain in full force and effect.

4.6	No representation or reliance

Each party acknowledges that no party (nor any person acting on a party’s behalf) has made any representation or other inducement to it to enter into this deed, except for representations or inducements expressly set out in this deed.

Amendment deed - Share sale agreement

CLAYTON UTZ

Executed as a deed Executed by CPH Crown Holdings Pty Limited ACN 603 296 804 in accordance with section 127 of the Corporations Act 2001 (Cth):
/s/ Michael Johnston	/s/ Catherine Davies
Signature of director	Signature of company secretary/~~director~~
Michael Johnston	Catherine Davies
Full name of director	Full name of company secretary/~~director~~

Amendment deed - Share sale agreement

CLAYTON UTZ

Signed, sealed and delivered for and on behalf of Melco Resorts & Entertainment Limited by its authorised signatory in the presence of:
/s/ CHAU KAR HIM ALBERT	/s/ Stephanie Cheung
Signature of witness	Signature of authorised signatory
CHAU KAR HIM ALBERT	Stephanie Cheung
Full name of witness	Full name of authorised signatory

Amendment deed - Share sale agreement

CLAYTON UTZ

Schedule 1 Amended Share Sale Agreement

Amendment deed - Share sale agreement

CLAYTON UTZ

Share sale agreement

CPH Crown Holdings Pty Limited ACN 603 296 804

Seller

Melco Resorts & Entertainment Limited

Buyer

Clayton Utz

Level 15 1 Bligh Street

Sydney NSW 2000

GPO Box 9806

Sydney NSW 2001

Tel	+61 2 9353 4000

Fax	+61 2 8220 6700

www.claytonutz.com

Contents

~~1.~~	~~Definitions and interpretation~~		3~~2~~

	~~1.1~~	~~Definitions~~	3~~2~~
	~~1.2~~	~~General rules of interpretation~~	6~~4~~
	~~1.3~~	~~Relationship between the parties~~	7~~5~~

~~2.~~	~~Sale and purchase of Shares~~		7~~5~~

	~~2.1~~	~~Sale and Purchase of First Tranche Shares~~	7~~5~~
	~~2.2~~	~~Sale and Purchase of Second Tranche Shares~~	7~~5~~

~~3.~~	~~Period before completion~~		8~~5~~

~~4.~~	~~Completion~~		8~~5~~

	~~4.1~~	~~First Tranche Completion~~	8~~5~~
	~~4.2~~	~~Second Tranche Completion~~	9~~7~~
	~~4.3~~	~~Buyer liable for its obligations and obligations of Nominee(s)~~	12~~9~~

~~5.~~	~~Dividend entitlements~~		12~~9~~

~~6.~~	~~Warranties~~		12~~9~~

	~~6.1~~	~~Seller Warranties~~	12~~9~~
	~~6.2~~	~~Reliance~~	13~~9~~
	~~6.3~~	~~Adjustment~~	13~~10~~
	~~6.4~~	~~Buyer Warranties~~	13~~10~~

~~7.~~	~~Confidentiality~~		13~~10~~

	~~7.1~~	~~No announcement or other disclosure of transaction~~	13~~10~~
	~~7.2~~	~~Permitted disclosure~~	13~~10~~
	~~7.3~~	~~ASX and other disclosure~~	14~~10~~

~~8.~~	~~GST~~		14~~11~~

	~~8.1~~	~~Interpretation~~	14~~11~~
	~~8.2~~	~~Reimbursements and similar payments~~	14~~11~~
	~~8.3~~	~~GST payable~~	14~~11~~
	~~8.4~~	~~Variation to GST payable~~	14~~11~~

~~9.~~	~~Notices~~		15~~11~~

	~~9.1~~	~~How notice to be given~~	15~~11~~
	~~9.2~~	~~When notice taken to be received~~	16~~12~~
	~~9.3~~	~~Notices sent by more than one method of communication~~	17~~13~~

~~10.~~	~~Entire agreement~~		17~~14~~

~~11.~~	~~General~~		17~~14~~

	~~11.1~~	~~Amendments~~	17~~14~~
	~~11.2~~	~~Assignment~~	17~~14~~
	~~11.3~~	~~Consents~~	17~~14~~
	~~11.4~~	~~Counterparts~~	17~~14~~
	~~11.5~~	~~Costs~~	17~~14~~
	~~11.6~~	~~Further acts and documents~~	17~~14~~
	~~11.7~~	~~Stamp duties~~	17~~14~~
	~~11.8~~	~~Operation of indemnities~~	18~~15~~
	~~11.9~~	~~Waivers~~	18~~15~~

~~12.~~	~~Governing law and jurisdiction~~		18~~15~~

	~~12.1~~	~~Governing law and jurisdiction~~	18~~15~~

~~Schedule 1 Seller Warranties~~			20~~17~~

~~Schedule 2 - Buyer Warranties~~			22~~19~~

~~ANNEXURE A — Nominee Deed Poll~~			27~~24~~

1.	Definitions and interpretation		3

	1.1	Definitions	3
	1.2	General rules of interpretation	6
	1.3	Relationship between the parties	7

2.	Sale and purchase of Shares		7

	2.1	Sale and Purchase of First Tranche Shares	7
	2.2	Sale and Purchase of Second Tranche Shares	7

3.	Period before completion		8

4.	Completion		8

	4.1	First Tranche Completion	8
	4.2	Second Tranche Completion	9
	4.3	Buyer liable for its obligations and obligations of Nominee(s)	12

5.	Dividend entitlements		12

6.	Warranties		12

	6.1	Seller Warranties	12
	6.2	Reliance	13
	6.3	Adjustment	13
	6.4	Buyer Warranties	13

7.	Confidentiality		13

	7.1	No announcement or other disclosure of transaction	13
	7.2	Permitted disclosure	13
	7.3	ASX and other disclosure	14

8.	GST		14

	8.1	Interpretation	14
	8.2	Reimbursements and similar payments	14
	8.3	GST payable	14
	8.4	Variation to GST payable	14

9.	Notices		15

	9.1	How notice to be given	15
	9.2	When notice taken to be received	16
	9.3	Notices sent by more than one method of communication	17

10.	Entire agreement		17

11.	General		17

	11.1	Amendments	17
	11.2	Assignment	17
	11.3	Consents	17
	11.4	Counterparts	17
	11.5	Costs	17
	11.6	Further acts and documents	17
	11.7	Stamp duties	17
	11.8	Operation of indemnities	18
	11.9	Waivers	18

12.	Governing law and jurisdiction		18

	12.1	Governing law and jurisdiction	18

Schedule 1 Seller Warranties			20

Schedule 2 - Buyer Warranties			22

ANNEXURE A — Nominee Deed Poll			27

13.	Definitions and interpretation		27

	13.1	Definitions	27
	13.2	General rules of interpretation	27

14.	Undertaking		27

15.	Acknowledgements		27

16.	Warranties		28

	16.1	Nominee Warranties	28

17.	Confidentiality		28

18.	Notices		28

	18.1	How notice to be given	28

19.	General		29

	19.1	Deed Poll	29
	19.2	Amendments	29
	19.3	Assignment	29
	19.4	Consents	29
	19.5	Further acts and documents	29

20.	Governing law and jurisdiction		29

	20.1	Governing law and jurisdiction	29

Schedule 3 — Nominee Warranties			32

Share sale agreement

Date

Parties	CPH Crown Holdings Pty Limited ACN 603 296 804 of ‘Liberty Place’, Level 39, 161 Castlereagh Street Sydney NSW 2000 (Seller)

Melco Resorts & Entertainment Limited of c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands (Buyer)

Background

A.	The Seller owns the Shares, being 135,350,000 ordinary shares in the capital of the Company.

B.	The Seller wishes to sell the Shares and the Buyer (or its Nominee) wishes to buy the Shares on the terms and conditions of this agreement.

Operative provisions

1.	Definitions and interpretation

1.1	Definitions

In this agreement:

Adjustment means the amount calculated in accordance with the following formula:

Adjustment = Second Tranche Shares × (-DPS + TV)

For clarity the Adjustment may be a negative or positive number.

Affiliate means, in relation to a person:

(a)	an Associate of that person;

(b)	an entity (such as a natural person, body corporate, partnership or the trustee of a trust) that person Controls;

(c)	an entity (such as a natural person, body corporate, partnership or the trustee of a trust) that Controls that person; and

(d)	an entity (such as a natural person, body corporate, partnership or the trustee of a trust) that is controlled by an entity that Controls that person.

ASIC means the Australian Securities and Investments Commission.

Associate has the meaning given in the Corporations Act.

ASX means the Australian Securities Exchange or ASX Limited ACN 008 624 691, as the context requires.

Business Day means a day that is not a Saturday, Sunday or public holiday and on which banks are open for business generally in each of New South Wales, Australia, the People’s Republic of China and the Hong Kong and Macau Special Administrative Regions of the People’s Republic of China.

Buyer Warranties means the warranties set out in Schedule 2.

Commissioner means the Honourable Patricia Bergin SC or any other Commissioner appointed to conduct the ILGA Inquiry.

Company means Crown Resorts Limited ACN 125 709 953.

Condition means each condition set out in clause 4.2(a).

Control has the meaning given in section 50AA of the Corporations Act.

Corporations Act means the Corporations Act 2001 (Cth).

DPS means an amount equal to the dividends per Second Tranche Share paid to the Seller between the period commencing on date of the First Tranche Completion and ending on the date of the Second Tranche Completion.

Encumbrance means a mortgage, charge, pledge, lien, encumbrance, security interest, title retention, preferential right, trust arrangement, contractual right of set-off, or any other security agreement or arrangement in favour of any person, whether registered or unregistered, including any Security Interest.

Excluded Share has the meaning given in clause 1.3(a).

First Tranche Completion means the completion of the sale and purchase of the First Tranche Shares in accordance with clause 4.1.

First Tranche Completion Date has the meaning given in clause 4.1(a).

First Tranche Defaulting Party has the meaning given in clause 4.1(f).

First Tranche Nominee has the meaning given in clause 4.1(b).

First Tranche Purchase Price means $879,775,000.

First Tranche Shares means 67,675,000 Shares.

GST has the meaning given in the GST Act.

GST Act means the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Indemnified Losses means, in relation to any fact, matter or circumstance, all losses, costs, charges, damages, expenses, penalties and other liabilities arising out of or in connection with that fact, matter or circumstance including all legal and other professional expenses on a solicitor-client basis incurred in connection with investigating, disputing, defending or settling any claim, action, demand or proceeding relating to that fact, matter or circumstance (including any claim, action, demand or proceeding based on the terms of this agreement).

ILGA means the Independent Liquor and Gaming Authority constituted under the Gaming and Liquor Administration Act 2007 (NSW).

ILGA Inquiry means the inquiry announced by ILGA on 8 August 2019.

Nominee means any one or more Related Bodies Corporate of the Buyer, who is nominated by the Buyer as the First Tranche Nominee or the Second Tranche Nominee.

Nominee Deed Poll means the deed poll to be entered into by a Nominee nominated by the Buyer under this agreement in the form set out in Annexure A.

Non First Tranche Defaulting Party has the meaning given in clause 4.1(f).

Non Second Tranche Defaulting Party has the meaning given in clause 4.2(j)~~4.2(f)~~.

PPSA means the Personal Property Securities Act 2009 (Cth).

Recipient has the meaning given in clause 8.3.

Regulatory Approval Date means the date on which the last of the conditions set out in clauses 4.2(a)(i) and 4.2(a)(ii) are satisfied or waived.

Regulatory Authority means:

(a)	any government or local authority and any department, minister or agency of any government; and

(b)	any other authority, agency, commission or similar entity having powers or jurisdiction under any law or regulation or the listing rules of any recognised stock or securities exchange.

Related Body Corporate has the meaning given to it in the Corporations Act.

Revised Date means a date notified in writing by the Buyer to the Seller, such date must:

(a)	be at least 2 Business Days after the date of the notice given by the Buyer; and

(b)	occur in the period commencing on the Regulatory Approval Date and ending on the date that is 60 Business Days after that date.

Security Interest has the meaning given in section 12 of the PPSA.

Second Tranche Completion means the completion of the sale and purchase of the Second Tranche Shares in accordance with clause 4.2.

Second Tranche Completion Date has the meaning given in clause 4.2(e)~~4.2(a)~~.

Second Tranche Defaulting Party has the meaning given in clause 4.2(j)~~4.2(f)~~ .

Second Tranche Nominee has the meaning given in clause 4.2(f)~~4.2(b)~~.

Second Tranche Purchase Price means $879,775,000 plus the Adjustment.

Second Tranche Shares means 67,675,000 Shares.

Seller Warranties means the warranties set out in Schedule 1.

Shares means the 135,350,000 ordinary shares in the capital of the Company (each of which is a Share).

Sunset Date means:

(a)	31 May 2020; or

(b)	30 November 2020 if either party gives a notice in writing to the other party prior to 31 May 2020 electing to extend the Sunset Date to 30 November 2020.

Supplier has the meaning given in clause 8.3.

TV means an amount determined in accordance with the following formula:

TV	=	(0.05×12 365)	× P

Where P is the period (in days) from 30 September 2019 (but excluding 30 September 2019) until the date of the Second Tranche Completion.

VCGLR means the Victorian Commission for Gambling and Liquor Regulation established under Part 2 of the Victorian Commission for Gambling and Liquor Regulation Act 2011 (Vic).

WA Commission means the Gaming and Wagering Commission established under the Gaming and Wagering Commission Act 1987 (WA).

Warranties means the Seller Warranties and the Buyer Warranties.

1.2	General rules of interpretation

In this agreement headings are for convenience only and do not affect interpretation and, unless the contrary intention appears:

(a)	a word importing the singular includes the plural and vice versa, and a word of any gender includes the corresponding words of any other gender;

(b)	the word including or any other form of that word is not a word of limitation;

(c)	if a word or phrase is given a defined meaning, any other part of speech or grammatical form of that word or phrase has a corresponding meaning;

(d)

a reference to a person includes an individual, the estate of an individual, a corporation, a Regulatory Authority, an incorporated or unincorporated association or parties in a joint venture, a partnership and a trust;

(e)

a reference to a party includes that party’s executors, administrators, successors and permitted assigns, including persons taking by way of novation and, in the case of a trustee, includes any substituted or additional trustee;

(f)	a reference to a document or a provision of a document is to that document or provision as varied, novated, ratified or replaced from time to time;

(g)	a reference to this agreement is to this agreement as varied, novated, ratified or replaced from time to time;

(h)

a reference to an agency or body; if that agency or body ceases to exist or is reconstituted, renamed or replaced or has its powers or function removed (obsolete body), means the agency or body which performs most closely the functions of the obsolete body;

(i)

a reference to a party, clause, schedule, exhibit, attachment or annexure is a reference to a party, clause, schedule, exhibit, attachment or annexure to or of this agreement, and a reference to this agreement includes all schedules, exhibits, attachments and annexures to it;

(j)

a reference to a statute includes any regulations or other instruments made under it (delegated legislation) and a reference to a statute or delegated legislation or a provision of either includes consolidations, amendments, re-enactments and replacements;

(k)	a reference to $ or dollar is to Australian currency; and

(l)	this agreement must not be construed adversely to a party just because that party prepared it or caused it to be prepared.

1.3	Relationship between the parties

(a)

For the avoidance of doubt, there is no agreement, arrangement or understanding between the parties in relation to any share in the capital of the Company held by the Seller or any of its Affiliates that is not a Share (Excluded Share) (whether with respect to the voting or disposal of any Excluded Share, or otherwise).

(b)	Without limiting clause 1.3(a), nothing in this agreement:

(i)	gives the Buyer or its Nominee any right or interest of whatsoever nature in any Excluded Share;

(ii)	in any way, or to any extent, restricts the ability of the Seller or any of its Affiliates to deal in, dispose of or exercise rights attaching to any Excluded Share.

2.	Sale and purchase of Shares

2.1	Sale and Purchase of First Tranche Shares

The Seller must sell, and the Buyer must buy (or procure that its Nominee buy), the First Tranche Shares for the First Tranche Purchase Price free from all Encumbrances and together with all rights attaching or accruing to the First Tranche Shares after the date of this agreement on the terms and conditions of this agreement. Completion of the sale and purchase of the First Tranche Shares will take place on the First Tranche Completion Date.

2.2	Sale and Purchase of Second Tranche Shares

The Seller must sell, and the Buyer must buy (or procure that its Nominee buy), the Second Tranche Shares for the Second Tranche Purchase Price free from all Encumbrances and together with all rights attaching or accruing to the Second Tranche Shares after the date of this agreement on the terms and conditions of this agreement. Completion of the sale and purchase of the Second Tranche Shares will take place on the Second Tranche Completion Date.

3.	Period before completion

From the date of this agreement until such time as Second Tranche Completion has occurred, the Seller must not dispose of or create any Encumbrance over any of the Shares (or any interest in any of them).

4.	Completion

4.1	First Tranche Completion

(a)

First Tranche Completion must take place on the date that is 5 Business Days after the date of this agreement (which is currently expected to be 6 June 2019) (First Tranche Completion Date) at the time and place agreed by the parties in writing or at any other place, date or time as the Seller and the Buyer agree in writing.

(b)	If the First Tranche Shares are to be purchased by a Nominee of the Buyer (First Tranche Nominee), the Buyer must, at least 2 Business Days before First Tranche Completion:

(i)	give the Seller written notice specifying the name and the address of that Nominee; and

(ii)

give, or procure that the First Tranche Nominee give, the Seller the Nominee Deed Poll duly executed by the First Tranche Nominee under which the First Tranche Nominee agrees to be bound by each of the Buyer’s obligations in relation to the First Tranche Shares under this agreement.

(c)	At First Tranche Completion the Seller must deliver to the Buyer or the First Tranche Nominee (as the case may be):

(i)

completed transfers of the First Tranche Shares in favour of the Buyer or the First Tranche Nominee as transferee duly executed by the registered holder as transferor including the Seller’s securityholder reference number(s) in respect of all of the First Tranche Shares, in a form acceptable to the Company’s share registry; and

(ii)	all other documents as may be reasonably required to register the Buyer or the First Tranche Nominee as the registered holder of the First Tranche Shares.

(d)	At First Tranche Completion the Buyer must pay, or procure that the First Tranche Nominee pays, the First Tranche Purchase Price to the Seller by:

(i)	electronic funds transfer to an account with an Australian bank specified by written notice given from the Seller to the Buyer on the date of this agreement; or

(ii)	otherwise, unendorsed bank cheque drawn on an Australian bank.

(e)

The obligations of the parties under clause 4.1(c) and clause 4.1(d) are interdependent and must be performed, as nearly as possible, simultaneously. If any obligation specified in clause 4.1(c) and clause 4.1(d) is not performed on First Tranche Completion then, without prejudice to any other rights of the parties, First Tranche Completion is taken not to have occurred and any document delivered, or payment made, under this clause 4.1 must be returned to the party that delivered it or paid it.

(f)

If First Tranche Completion does not occur in accordance with this clause 4.1 because of the failure of any party (First Tranche Defaulting Party) to satisfy any of its obligations under this clause 4.1 then:

(i)	the Buyer or the First Tranche Nominee (where the First Tranche Defaulting Party is the Seller); or

(ii)	the Seller (where the First Tranche Defaulting Party is the Buyer or the First Tranche Nominee),

(in either case the Non First Tranche Defaulting Party) may give the First Tranche Defaulting Party a notice requiring the First Tranche Defaulting Party to satisfy those obligations within a period of 5 Business Days after the date of the notice and specifying that time is of the essence in relation to that notice.

(g)

If the First Tranche Defaulting Party fails to comply with a notice given under clause 4.1(f), the Non First Tranche Defaulting Party may without limiting its other rights or remedies available under this agreement or at law:

(i)	immediately terminate this agreement, in which case the Non First Tranche Defaulting Party may seek damages for breach of this agreement; or

(ii)	seek specific performance of this agreement, in which case:

A.	if specific performance is obtained, the Non First Tranche Defaulting Party may also seek damages for breach of this agreement; and

B.	if specific performance is not obtained, the Non First Tranche Defaulting Party may then terminate this agreement and may seek damages for breach of this agreement.

(h)	Beneficial ownership of and risk in the First Tranche Shares will pass from the Seller to the Buyer or the First Tranche Nominee (as applicable) on First Tranche Completion.

4.2	Second Tranche Completion

(a)	The obligations of the parties at Second Tranche Completion are subject to and conditional on the following conditions being satisfied or waived in accordance with clause 4.2(c):

(i)

on conclusion of the ILGA Inquiry, there is no finding or recommendation by ILGA or the Commissioner which would, or which could reasonably be expected to, restrict Second Tranche Completion occurring and ILGA does not otherwise object to Second Tranche Completion (and this condition will be taken to be satisfied if conditions are imposed by ILGA or the Commissioner in connection with Second Tranche Completion which are acceptable to the Buyer and the Seller, each acting reasonably);

(ii)

the Buyer receiving written notice from each of ILGA, VCGLR and the WA Commission that the Buyer is a suitable person to be associated with the management of a casino, each such notification being unconditional, or on conditions acceptable to the Buyer acting reasonably.

(b)	Each party agrees to notify the other party as soon as they become aware that a Condition has been satisfied, or has, or is likely to become, incapable of being satisfied.

(c)	The condition:

(i)	in clause 4.2(a)(i) is for the benefit of both parties and may only be waived by both the Buyer and the Seller giving notice in writing to the other; and

(ii)	in clause 4.2(a)(ii) is for the benefit of the Buyer alone and may only be waived by the Buyer giving written notice to the Seller.

(d)	Either the Buyer or Seller may, by giving at least 2 Business Days’ notice in writing to the other party, terminate this agreement at any time before Second Tranche Completion if:

(i)	any condition has become incapable of satisfaction and that condition has not been waived by the relevant parties; or

(ii)	any condition is not satisfied or waived on or before the Sunset Date.

~~(a)~~(e)	Second Tranche Completion must take place ~~at~~:

~~(i)~~	on the ~~earlier of:~~

~~A.~~(i)	~~30 September 2019~~Revised Date, at the time and place agreed by the parties in writing; ~~and~~or

~~B.~~

~~an earlier date than 30 September 2019 specified by the Buyer, and at a time and place on that date agreed by the parties in writing, provided the Buyer has given the Seller at least 2 Business Days’ notice of that earlier date; or~~

(ii)	at any other place, date or time as the Seller and the Buyer agree in writing,

(Second Tranche Completion Date).

~~(b)~~(f)	If the Second Tranche Shares are to be purchased by a Nominee of the Buyer (Second Tranche Nominee), the Buyer must, at least 2 Business Days before Second Tranche Completion:

(i)	give the Seller written notice specifying the name and the address of that Nominee; and

(ii)

give, or procure that the Second Tranche Nominee give, the Seller the Nominee Deed Poll duly executed by the Second Tranche Nominee under which the Second Tranche Nominee agrees to be bound by each of the Buyer’s obligations in relation to the Second Tranche Shares under this agreement.

~~(c)~~(g)	At Second Tranche Completion the Seller must deliver to the Buyer or the Second Tranche Nominee (as the case may be):

(i)

completed transfers of the Second Tranche Shares in favour of the Buyer or the Second Tranche Nominee as transferee duly executed by the registered holder as transferor including the Seller’s securityholder reference number(s) in respect of all of the Second Tranche Shares, in a form acceptable to the Company’s share registry; and

(ii)	all other documents as may be reasonably required to register the Buyer or the Second Tranche Nominee as the registered holder of the Second Tranche Shares.

~~(d)~~(h)	At Second Tranche Completion the Buyer must pay, or procure that the Second Tranche Nominee pays, the Second Tranche Purchase Price to the Seller by:

(i)	electronic funds transfer to an account with an Australian bank specified by written notice given from the Seller to the Buyer at least 2 Business Days before Second Tranche Completion; or

(ii)	otherwise, unendorsed bank cheque drawn on an Australian bank.

~~(e)~~(i)

The obligations of the parties under clause 4.2(g)~~4.2(c)~~ and clause 4.2(h)~~4.2(d)~~ are interdependent and must be performed, as nearly as possible, simultaneously. If any obligation specified in clause 4.2(g)~~4.2(c)~~ and clause 4.2(h)~~4.2(d)~~ is not performed on Second Tranche Completion then, without prejudice to any other rights of the parties, Second Tranche Completion is taken not to have occurred and any document delivered, or payment made, under this clause 4.2 must be returned to the party that delivered it or paid it.

~~(f)~~(j)

If Second Tranche Completion does not occur in accordance with this clause ~~4.2~~4.2 because of the failure of any party (Second Tranche Defaulting Party) to satisfy any of its obligations under this clause ~~4.2~~4.2 then:

(i)	the Buyer or the Second Tranche Nominee (where the Second Tranche Defaulting Party is the Seller); or

(ii)	the Seller (where the Second Tranche Defaulting Party is the Buyer or the Second Tranche Nominee),

(in either case the Non Second Tranche Defaulting Party) may give the Second Tranche Defaulting Party a notice requiring the Second Tranche Defaulting Party to satisfy those obligations within a period of 5 Business Days after the date of the notice and specifying that time is of the essence in relation to that notice.

~~(g)~~(k)

If the Second Tranche Defaulting Party fails to comply with a notice given under clause ~~4.2(f)~~4.2(j), the Non Second Tranche Defaulting Party may without limiting its other rights or remedies available under this agreement or at law:

(i)	immediately terminate this agreement, in which case the Non Second Tranche Defaulting Party may seek damages for breach of this agreement; or

(ii)	seek specific performance of this agreement, in which case:

A.	if specific performance is obtained, the Non Second Tranche Defaulting Party may also seek damages for breach of this agreement; and

B.	if specific performance is not obtained, the Non Second Tranche Defaulting Party may then terminate this agreement and may seek damages for breach of this agreement.

~~(h)~~(l)	Beneficial ownership of and risk in the Second Tranche Shares will pass from the Seller to the Buyer or the Second Tranche Nominee (as applicable) on Second Tranche Completion.

4.3	Buyer liable for its obligations and obligations of Nominee(s)

Notwithstanding any other provision of this agreement, the Buyer:

(a)	is unconditionally and irrevocably liable for its obligations under this agreement; and

(b)

guarantees, and is unconditionally and irrevocably liable for, the obligations of any Nominee appointed under this clause 4 and under any agreement entered into with the Seller pursuant to clauses 4.1(b)(ii) and 4.2(f)(ii)~~4.2(b)(ii)~~.

If any Nominee appointed by the Buyer under this agreement breaches an obligation under any agreement entered into with the Seller under clauses 4.1(b)(ii) and 4.2(f)(ii)~~4.2(b)(ii)~~, that breach will be deemed to also be a breach by the Buyer of this agreement (and the Seller will be entitled to all rights and remedies available to it under this agreement against the Buyer as if the breach by the Nominee had been a breach by the Buyer in addition to the rights it has against the Nominee).

5.	Dividend entitlements

Notwithstanding any other provision of this agreement, but subject to Second Tranche Completion occurring, the parties agree that:

(a)

the Buyer or its Nominee (as the case may be) is entitled to any dividend that has not been taken into account in the Adjustment, distribution, return of capital, paid or credited amount, transferred property or similar, announced and/or paid in respect of the Second Tranche Shares at any time after the date of this agreement (each an Entitlement~~).~~ ); and

(b)

to the extent the Buyer or its Nominee (as the case may be) is entitled to an Entitlement under paragraph (a) above and that Entitlement is received by the Seller, the Second Tranche Purchase Price will be reduced by an amount equal to the amount of the Entitlement. For the avoidance of doubt~~,~~ :

(i)	no reduction of any kind is to be made to the Second Tranche Purchase Price in respect of a dividend that has been taken into account in the Adjustment; and

~~(i)~~(ii)

the amount or value of any franking credit that is attached to a dividend or other distribution does not form part of, and is excluded from, the Entitlement of the Buyer or its Nominee (as the case may be) for all purposes including for the purposes of reducing the Second Tranche Purchase Price under this paragraph (b).

6.	Warranties

6.1	Seller Warranties

(a)

The Seller warrants to the Buyer that each Warranty is correct and not misleading as at the date of execution of this agreement, as at the time immediately prior to First Tranche Completion and as at the time immediately prior to Second Tranche Completion, except where it is stated as being given on a particular date, in which case, the Seller warrants to the Buyer that it is correct and not misleading as at that date.

(b)

The Buyer acknowledges that it has made, and relies on, its own independent searches, investigations and enquiries in relation to the Company, and has received independent professional advice in relation to the acquisition of the Shares and the terms of this agreement.

6.2	Reliance

(a)	Each party acknowledges that each other party has entered into this agreement in reliance on the Warranties given to that party.

(b)

Each party acknowledges that, except for the Warranties, no party nor their respective Affiliates nor any of their respective officers, employees or advisers makes or has made any warranty or representation (whether express, implied, written, oral or otherwise) to any person. To the fullest extent permitted by law, every warranty or representation (whether express, implied, written, oral or otherwise) other than the Warranties is excluded.

6.3	Adjustment

Any payment made to the Buyer for a breach of a Warranty will be treated as an adjustment in the purchase price of the Shares.

6.4	Buyer Warranties

The Buyer warrants to the Seller that each Buyer Warranty is correct and not misleading as at the date of execution of this agreement, as at the time immediately prior to First Tranche Completion and as at the time immediately prior to Second Tranche Completion.

7.	Confidentiality

7.1	No announcement or other disclosure of transaction

Except as permitted by clause 7.2 or 7.3, each party must keep confidential the existence of and the terms of this agreement and all negotiations between the parties in relation to the subject matter of this agreement.

7.2	Permitted disclosure

Nothing in this agreement prevents a person from disclosing matters referred to in clause 7.1:

(a)

if disclosure is required to be made by law or the rules of a recognised stock or securities exchange and the party whose obligation it is to keep matters confidential or procure that those matters are kept confidential has before disclosure is made notified each other party of the requirement to disclose and, where the relevant law or rules permit and where practicable to do so, given each other party a reasonable opportunity to comment on the requirement for and proposed contents of the proposed disclosure;

(b)	to any professional adviser of a party who has been retained to advise in relation to the transactions contemplated by this agreement or any auditor of a party who reasonably requires to know;

(c)	with the prior written approval of the party other than the party whose obligation it is to keep those matters confidential or procure that those matters are kept confidential; or

(d)	where the matter has come into the public domain otherwise than as a result of a breach by any party of this agreement.

7.3	ASX and other disclosure

(a)	The parties acknowledge and agree that a copy of this agreement will be attached to:

(i)

a substantial holder notice (ASIC Form 603) to be lodged with the Company and ASX by or on behalf of the Buyer and certain of its Affiliates within 2 Business Days following the date of this agreement; and

(ii)

a substantial holder notice (ASIC Form 604) will be lodged with the Company and ASX by or on behalf of the Seller and certain of its Affiliates within 2 Business Days following the First Completion Date and the Second Completion Date.

(b)

Each party must, to the extent practicable, give each other party a reasonable opportunity to review and comment on any announcement, communication, media release or similar document in connection with this agreement, the subject matter of this agreement or any negotiations or discussions between the parties in relation to this agreement or the subject matter of this agreement.

8.	GST

8.1	Interpretation

The parties agree that:

(a)	except where the context suggests otherwise, terms used in this clause 8 have the meanings given to those terms by the GST Act (as amended from time to time);

(b)

any part of a supply that is treated as a separate supply for GST purposes (including attributing GST payable to tax periods) will be treated as a separate supply for the purposes of this clause 8; and

(c)	any consideration that is specified to be inclusive of GST must not be taken into account in calculating the GST payable in relation to a supply for the purpose of this clause.

8.2	Reimbursements and similar payments

Any payment or reimbursement required to be made under this agreement that is calculated by reference to a cost, expense, or other amount paid or incurred will be limited to the total cost, expense or amount less the amount of any input tax credit to which an entity is entitled for the acquisition to which the cost, expense or amount relates.

8.3	GST payable

If GST is payable in relation to a supply made under or in connection with this agreement then any party (Recipient) that is required to provide consideration to another party (Supplier) for that supply must pay an additional amount to the Supplier equal to the amount of that GST at the same time as other consideration is to be provided for that supply or, if later, within 5 Business Days of the Supplier providing a valid tax invoice to the Recipient.

8.4	Variation to GST payable

If the GST payable in relation to a supply made under or in connection with this agreement varies from the additional amount paid by the Recipient under clause 8.3 then the Supplier will provide a corresponding refund or credit to, or will be entitled to receive the amount of that variation from, the Recipient. Any ruling, advice, document or other information received by the Recipient from the Australian Taxation Office in relation to any supply made under this agreement will be conclusive as to the GST payable in relation to that supply. Any payment, credit or refund under this paragraph is deemed to be a payment, credit or refund of the additional amount payable under clause 8.3.

9.	Notices

9.1	How notice to be given

Each communication (including each notice, consent, approval, request and demand) under or in connection with this agreement:

(a)	must be given to a party:

(i)	using one of the following methods (and no other method) namely, hand delivery, courier service, prepaid express post, fax or email; and

(ii)	using the address or other details for the party set out below (or as otherwise notified by that party to each other party from time to time under this clause 9):

A.	if to the Seller:

Address:	‘Liberty Place’, Level 39, 161 Castlereagh Street, Sydney NSW 2000

Fax:	(02) 9126 3769

Email:	kandrews@cph.com.au

Attention:	Company Secretary

B.	if to the Buyer:

Address:

c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands)

with copy to:

Legal Department

37/F, The Centrium, 60 Wyndham Street, Central, Hong Kong

Fax:	+853 8867 0632

~~Email:~~	~~MCO-COMSEC@melco-resorts.com~~

Email:	MCO-COMSEC@melco-resorts.com

Attention:	Company Secretary

(b)	must be in legible writing and in English;

(c)	(in the case of communications other than email) must be signed by the sending party or by a person duly authorised by the sending party;

(d)	(in the case of email) must:

(i)	state the name of the sending party or a person duly authorised by the sending party and state that the email is a communication under or in connection with this agreement; and

(ii)	if the email contains attachments, ensure the attachments are in PDF or other non-modifiable format the receiving party can open, view and download at no additional cost,

and communications sent by email are taken to be signed by the named sender.

9.2	When notice taken to be received

Without limiting the ability of a party to prove that a notice has been given and received at an earlier time, each communication (including each notice, consent, approval, request and demand) under or in connection with this agreement is taken to be given by the sender and received by the recipient:

(e)	(in the case of delivery by hand or courier service) on delivery;

(f)	(in the case of prepaid express post sent to an address in the same country) on the second Business Day after the date of posting;

(g)	(in the case of prepaid express post sent to an address in another country) on the fourth Business Day after the date of posting;

(h)	(in the case of fax) at the time shown on the transmission confirmation report produced by the fax machine from which it was sent showing that the whole fax was sent to the recipient’s fax number,

(i)	(in the case of email, whether or not containing attachments) the earlier of:

(i)

the time sent (as recorded on the device from which the sender sent the email) unless, within 4 hours of sending the email, the party sending the email receives an automated message that the email has not been delivered;

(ii)	receipt by the sender of an automated message confirming delivery; and

(iii)	the time of receipt as acknowledged by the recipient (either orally or in writing),

provided that:

(j)	the communication will be taken to be so given by the sender and received by the recipient regardless of whether:

(i)	the recipient is absent from the place at which the communication is delivered or sent;

(ii)	the communication is returned unclaimed; and

(iii)	(in the case of email) the email or any of its attachments is opened by the recipient;

(k)	if the communication specifies a later time as the time of delivery then that later time will be taken to be the time of delivery of the communication; and

(l)	if the communication would otherwise be taken to be received on a day that is not a working day or:

(i)	in the case of the Seller, after 5.00 pm (Sydney time), it is taken to be received at 9.00 am (Sydney time) on the next working day; and

(ii)	in the case of the Buyer, after 5,00pm (Hong Kong time), it is taken to be received at 9.00am (Hong Kong time) on the next working day,

(where “working day” meaning a day that is not a Saturday, Sunday or public holiday and on which banks are open for business generally, in the place to which the communication is delivered or sent).

9.3	Notices sent by more than one method of communication

If a communication delivered or sent under this clause 9 is delivered or sent by more than one method, the communication is taken to be given by the sender and received by the recipient whenever it is taken to be first received in accordance with clause 9.3.

10.	Entire agreement

This agreement constitutes the entire agreement between the parties in relation to its subject matter including the sale and purchase of the Shares and supersedes all previous agreements and understandings between the parties in relation to its subject matter.

11.	General

11.1	Amendments

This agreement may only be varied by a document signed by or on behalf of each party.

11.2	Assignment

A party cannot assign or otherwise transfer any of its rights under this agreement without the prior consent of each other party.

11.3	Consents

Unless this agreement expressly provides otherwise, a consent under this agreement may be given or withheld in the absolute discretion of the party entitled to give the consent and to be effective must be given in writing.

11.4	Counterparts

This agreement may be executed in any number of counterparts and by the parties on separate counterparts. Each counterpart constitutes an original of this agreement, and all together constitute one agreement.

11.5	Costs

Except as otherwise provided in this agreement, each party must pay its own costs and expenses in connection with negotiating, preparing, executing and performing this agreement.

11.6	Further acts and documents

Each party must promptly do, and procure that its employees and agents promptly do, all further acts and execute and deliver all further documents (in form and content reasonably satisfactory to that party) required by law or reasonably requested by another party to give effect to this agreement.

11.7	Stamp duties

The Buyer:

(a)

must pay, or procure that its Nominee pays, all stamp duties, other duties and similar taxes, together with any related fees, penalties, fines, interest or statutory charges, in respect of this agreement, the performance of this agreement and each transaction effected or contemplated by or made under this agreement; and

(b)

indemnifies the Seller and each of its Affiliates (other than those referred to in paragraph (a) of the definition of Affiliates) (Relevant Affiliates) against, or must procure that its Nominee indemnifies the Seller and each of its Relevant Affiliates against, and must pay, or procure that its Nominee pays, to the Seller on demand the amount of, any Indemnified Loss suffered or incurred by the Seller or any of its Relevant Affiliates arising out of or in connection with any delay or failure to comply with clause 11.7(a).

11.8	Operation of indemnities

Without limiting any other provision of this agreement, the parties agree that:

(a)

each indemnity in this agreement is a continuing obligation, separate and independent from the other obligations of the parties, and survives termination, completion or expiration of this agreement; and

(b)	it is not necessary for a party to incur expense or to make any payment before enforcing a right of indemnity conferred by this agreement.

11.9	Waivers

Without prejudice to any other provision of this agreement, the parties agree that:

(a)

failure to exercise or enforce, or a delay in exercising or enforcing, or the partial exercise or enforcement of, a right, power or remedy provided by law or under this agreement by a party does not preclude, or operate as a waiver of, the exercise or enforcement, or further exercise or enforcement, of that or any other right, power or remedy provided by law or under this agreement;

(b)	a waiver given by a party under this agreement is only effective and binding on that party if it is given or confirmed in writing by that party; and

(c)	no waiver of a breach of a term of this agreement operates as a waiver of another breach of that term or of a breach of any other term of this agreement.

12.	Governing law and jurisdiction

12.1	Governing law and jurisdiction

(a)	This agreement is governed by the law applying in New South Wales, Australia.

(b)

Each party irrevocably submits to the non exclusive jurisdiction of the courts having jurisdiction in that state and the courts competent to determine appeals from those courts, with respect to any proceedings that may be brought at any time relating to this agreement and waives any objection it may have now or in the future to the venue of any proceedings, and any claim it may have now or in the future that any proceedings have been brought in an inconvenient forum, if that venue falls within this clause 12.1.

(c)	The Buyer appoints:

(i)	any Partner in the Sydney office of Clayton Utz of 1 Bligh Street, Sydney NSW 2000; or

(ii)

any other Australian person who is nominated by the Buyer from time-to- time, provided the Buyer gives the Seller at least 5 Business Days prior written notice specifying the name and the Australian address of that person, as its agent to receive service of process for any proceedings arising out of or in connection with this document. The Buyer undertakes to maintain this appointment until termination of this document under clauses 4.1(g) and 4.2(k)~~4.2(g)~~ and agrees that any such process served on that person is taken to be served on it.

Schedule 1 Seller Warranties

1.	Seller

1.1	Capacity and authorisation

The Seller:

(a)	is a company properly incorporated and validly existing under the laws of the country or jurisdiction of its incorporation; and

(b)	has the legal right and full corporate power and capacity to:

(i)	execute and deliver this agreement; and

(ii)	perform its obligations under this agreement and each transaction effected by or made under this agreement.

1.2	Valid obligations

This agreement constitutes (or will when executed constitute) valid legal and binding obligations of the Seller and is enforceable against the Seller in accordance with its terms.

1.3	Breach or default

The execution, delivery and performance of this agreement by the Seller does not and will not result in a breach by the Seller of or constitute a default by the Seller under:

(a)	any agreement to which the Seller is party;

(b)	any provision of the constitution of the Seller; or

(c)	any:

(i)	order, judgment or determination of any court or Regulatory Authority; or

(ii)	to the Seller’s knowledge as at the date of this agreement, any law or regulation,

by which the Seller is bound as at the date of this agreement.

1.4	Solvency

None of the following events has occurred in relation to the Seller:

(a)

a receiver, receiver and manager, liquidator, provisional liquidator, administrator or trustee is appointed in respect of the Seller or any of its assets or anyone else is appointed who (whether or not an agent for the Seller) is in possession, or has control, of any of the Seller’s assets for the purpose of enforcing an Encumbrance;

(b)	an event occurs that gives any person the right to seek an appointment referred to in paragraph (a);

(c)

an application is made to court or a resolution is passed or an order is made for the winding up or dissolution of the Seller or an event occurs that would give any person the right to make an application of this type;

(d)	the Seller proposes or takes any steps to implement a scheme of arrangement or other compromise or arrangement with its creditors or any class of them;

(e)	the Seller is declared or taken under any applicable law to be insolvent or the Seller’s board of directors resolves that the Seller is, or is likely to become at some future time, insolvent; or

(f)	any person in whose favour the Seller has granted any Encumbrance becomes entitled to enforce any security under that Encumbrance or any floating charge under that Encumbrance crystallises.

2.	Shares

2.1	Ownership

(a)	The Seller is the sole legal and beneficial owner of the Shares and has complete and unrestricted power and authority to sell the Shares to the Buyer free of any Encumbrance.

(b)	The Shares are validly issued and fully paid up.

(c)	As at the date of this agreement, the Shares represent 19.99% (rounded up to the nearest two decimal places) of the issued ordinary shares of the Company.

2.2	Third party rights

There is no Encumbrance, option, right of pre-emption, right of first or last refusal or other third party right over any of the Shares.

Schedule 2 - Buyer Warranties

1.	The Buyer

1.1	Capacity and authorisation

The Buyer:

(a)	is a company properly incorporated and validly existing under the laws of the country or jurisdiction of its incorporation; and

(b)	has the legal right and full corporate power and capacity to:

(i)	execute and deliver this agreement; and

(ii)	perform its obligations under this agreement and each transaction effected by or made under this agreement.

1.2	Valid obligations

This agreement constitutes (or will when executed constitute) valid legal and binding obligations of the Buyer and is enforceable against the Buyer in accordance with its terms.

1.3	Breach or default

The execution, delivery and performance of this agreement by the Buyer does not and will not result in a breach by the Buyer of or constitute a default by the Buyer under:

(a)	any agreement to which the Buyer is party;

(b)	any provision of the constitution of the Buyer; or

(c)	any:

(i)	order, judgment or determination of any court or Regulatory Authority; or

(ii)	to the Buyer’s knowledge as at the date of this agreement, any law or regulation,

by which the Buyer is bound as at the date of this agreement.

1.4	Solvency

None of the following events has occurred in relation to the Buyer:

(a)

a receiver, receiver and manager, liquidator, provisional liquidator, administrator or trustee is appointed in respect of the Buyer or any of its assets or anyone else is appointed who (whether or not an agent for the Buyer) is in possession, or has control, of any of the Buyer’s assets for the purpose of enforcing an Encumbrance;

(b)	an event occurs that gives any person the right to seek an appointment referred to in paragraph (a);

(c)

an application is made to court or a resolution is passed or an order is made for the winding up or dissolution of the Buyer or an event occurs that would give any person the right to make an application of this type;

(d)	the Buyer proposes or takes any steps to implement a scheme of arrangement or other compromise or arrangement with its creditors or any class of them;

(e)	the Buyer is declared or taken under any applicable law to be insolvent or the Buyer’s board of directors resolves that the Buyer is, or is likely to become at some future time, insolvent; or

(f)	any person in whose favour the Buyer has granted any Encumbrance becomes entitled to enforce any security under that Encumbrance or any floating charge under that Encumbrance crystallises.

Signed as an agreement.
Executed by CPH Crown Holdings Pty Limited ACN 603 296 804 in accordance with section 127 of the Corporations Act 2001 (Cth):

Signature of director	Signature of company secretary/director

Full name of director	Full name of company secretary/director

Signed for and on behalf of Melco Resorts & Entertainment Limited by its authorised signatory in the presence of:

Signature of witness	Signature of authorised signatory

Full name of witness	Full name of authorised signatory

[This page has intentionally been left blank]

ANNEXURE A — Nominee Deed Poll

Nominee Deed Poll

Date

By	[Nominee] of [insert address] (Nominee)

In favour of	CPH Crown Holdings Pty Limited ACN 603 296 804 of ‘Liberty Place’, Level 39, 161 Castlereagh Street Sydney NSW 2000 (Seller)

Background

A

The Seller and Melco Resorts & Entertainment Limited (Buyer) have entered into a Share Sale Agreement dated 30 May 2019 (as amended from time to time) (Share Sale Agreement) in relation to the sale and purchase of the Shares (as defined in the Share Sale Agreement).

B	Pursuant to clause [4.1 / 4.2] of the Share Sale Agreement, the Buyer nominates the Nominee to purchase the [First Tranche Shares / Second Tranche Shares] from the Seller.

C

The Nominee agrees to perform and be bound by each of the Buyer’s obligations in relation to the [First Tranche Shares / Second Tranche Shares] under the Share Sale Agreement on the terms and conditions of this Deed Poll.

Operative provisions

1.	Definitions and interpretation

1.1	Definitions

The following definitions apply in this document. Unless a contrary intention appears, capitalised terms used in this document (other than the terms defined in this clause ~~1.1~~1.1) have the meaning given in the Share Sale Agreement.

Nominee Warranties means the warranties set out in ~~Schedule 1.~~Schedule 1.

1.2	General rules of interpretation

Clauses 1.2 and 1.3 of the Share Sale Agreement apply to this document as if set out in full in this document, mutatis mutandis.

2.	Undertaking

On and from the date of this document, the Nominee agrees to perform and be bound by each of the Buyer’s obligations in relation to the [First Tranche Shares / Second Tranche Shares] under the Share Sale Agreement (including, for the avoidance of doubt, the Buyer’s obligations in respect of [First Tranche Completion / Second Tranche Completion] in clause [4.1 / 4.2] of the Share Sale Agreement) as if it was the Buyer under the Share Sale Agreement.

3.	Acknowledgements

The Nominee acknowledges and agrees that:

(a)	without limiting the Nominee’s obligations under this document, the Buyer continues to be unconditionally and irrevocably liable for its obligations under the Share Sale Agreement; and

(b)

breach by the Nominee of any obligation under this document will be deemed to also be a breach by the Buyer of its corresponding obligations under the Share Sale Agreement and, in addition to the Seller’s rights against the Nominee under this document, the Seller will be entitled to all rights and remedies available to it against the Buyer under the Share Sale Agreement.

4.	Warranties

4.1	Nominee Warranties

The Nominee warrants to the Seller that each Nominee Warranty is correct and not misleading as at the date of execution of this agreement and as at the time immediately prior to [First Tranche Completion / Second Tranche Completion].

5.	Confidentiality

Clause 7 of the Share Sale Agreement applies to this document as if set out in full in this document, mutatis mutandis.

6.	Notices

6.1	How notice to be given

Each communication (including each notice, consent, approval, request and demand) under or in connection with this document:

(m)	must be given to the Nominee:

(i)	using one of the following methods (and no other method) namely, hand delivery, courier service, prepaid express post, fax or email; and

(ii)	using the address or other details set out below (or as otherwise notified by the Nominee to the Seller from time to time under this clause 6):

Address:	[insert]
Fax:	[insert]
Email:	[insert]
Attention:	[insert]

(n)	must be in legible writing and in English;

(o)	(in the case of communications other than email) must be signed by the sending party or by a person duly authorised by the sending party;

(p)	(in the case of email) must:

(i)	state the name of the sending party or a person duly authorised by the sending party and state that the email is a communication under or in connection with this agreement; and

(ii)	if the email contains attachments, ensure the attachments are in PDF or other non-modifiable format the receiving party can open, view and download at no additional cost,

and communications sent by email are taken to be signed by the named sender.

Clauses 9.2 and 9.3 of the Share Sale Agreement apply to this document as if set out in full in this document, mutatis mutandis.

7.	General

7.1	Deed Poll

This document operates as a deed poll in favour of the Seller and may be enforced by the Seller against the Nominee.

7.2	Amendments

This document may only be varied with the prior written consent of the Seller.

7.3	Assignment

The Nominee cannot assign or otherwise transfer any of its rights under this document without the prior consent of the Seller.

7.4	Consents

Unless this document expressly provides otherwise, a consent given in relation to this document may be given or withheld in the absolute discretion of the party entitled to give the consent and to be effective must be given in writing.

7.5	Further acts and documents

The Nominee must promptly do, and procure that its employees and agents promptly do, all further acts and execute and deliver all further documents (in form and content reasonably satisfactory to that party) required by law or reasonably requested by the Seller to give effect to this document.

8.	Governing law and jurisdiction

8.1	Governing law and jurisdiction

(a)	This document is governed by the law applying in New South Wales, Australia.

(b)

The Nominee irrevocably submits to the non exclusive jurisdiction of the courts having jurisdiction in that state and the courts competent to determine appeals from those courts, with respect to any proceedings that may be brought at any time relating to this agreement and waives any objection it may have now or in the future to the venue of any proceedings, and any claim it may have now or in the future that any proceedings have been brought in an inconvenient forum, if that venue falls within this clause 8.1.

(c)	The Nominee appoints:

(i)	any Partner in the Sydney office of Clayton Utz of 1 Bligh Street, Sydney NSW 2000; or

(i)

any other Australian person who is nominated by the Buyer from time-to-time, provided the Buyer gives the Seller at least 5 Business Days prior written notice specifying the name and the Australian address of that person, as its agent to receive service of process for any proceedings arising out of or in connection with this document. The Nominee undertakes to maintain this appointment until termination of the Share Sale Agreement under clauses 4.1(g) and 4.2(~~g~~l) of the Share Sale Agreement and agrees that any such process served on that person is taken to be served on it.

EXECUTED as a DEED POLL
Signed for and on behalf of [Nominee] by its authorised signatory in the presence of:

Signature of witness	Signature of authorised signatory

Full name of witness	Full name of authorised signatory

~~Schedule 3~~             Schedule 1 — Nominee Warranties

1.	The Nominee

1.1	Capacity and authorisation

The Nominee:

(a)	is a company properly incorporated and validly existing under the laws of the country or jurisdiction of its incorporation; and

(b)	has the legal right and full corporate power and capacity to:

(i)	execute and deliver this document; and

(ii)	perform its obligations under this document and each transaction effected by or made under this document.

1.2	Valid obligations

This document constitutes (or will when executed constitute) valid legal and binding obligations of the Nominee and is enforceable against the Nominee in accordance with its terms.

1.3	Breach or default

The execution, delivery and performance of this document by the Nominee does not and will not result in a breach by the Nominee of or constitute a default by the Nominee under:

(a)	any agreement to which the Nominee is party;

(b)	any provision of the constitution of the Nominee; or

(c)	any:

(i)	order, judgment or determination of any court or Regulatory Authority; or

(ii)	to the Nominee’s knowledge as at the date of this agreement, any law or regulation,

by which the Nominee is bound as at the date of this agreement.

1.4	Solvency

None of the following events has occurred in relation to the Nominee:

(a)

a receiver, receiver and manager, liquidator, provisional liquidator, administrator or trustee is appointed in respect of the Nominee or any of its assets or anyone else is appointed who (whether or not an agent for the Nominee) is in possession, or has control, of any of the Nominee’s assets for the purpose of enforcing an Encumbrance;

(b)	an event occurs that gives any person the right to seek an appointment referred to in paragraph (a);

(c)

an application is made to court or a resolution is passed or an order is made for the winding up or dissolution of the Nominee or an event occurs that would give any person the right to make an application of this type;

(d)	the Nominee proposes or takes any steps to implement a scheme of arrangement or other compromise or arrangement with its creditors or any class of them;

(e)	the Nominee is declared or taken under any applicable law to be insolvent or the Nominee’s board of directors resolves that the Nominee is, or is likely to become at some future time, insolvent; or

(f)	any person in whose favour the Nominee has granted any Encumbrance becomes entitled to enforce any security under that Encumbrance or any floating charge under that Encumbrance crystallises.